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                  CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS


         Wright & Company, Inc. hereby consents to the use of our analysis relating to the evaluation entitled "Executive Summary Report, Evaluation of Oil and Gas Reserves To the Interests of Atlas America, Inc., in Certain Properties Located in Various States, Pursuant to the Requirements of the Securities and Exchange Commission, Effective September 30, 2004, Job 04.792," for use in Resource America, Inc.'s Annual Report on Form 10-K for the fiscal year ending September 30, 2004, and to all references to Wright & Company, Inc. as having prepared such analysis and as an expert concerning such analysis.



                                         Wright & Company, Inc.


                                         By: /s/ D. Randall Wright
                                            -----------------------------
                                             D. Randall Wright
                                             President


Wright & Company, Inc.
Brentwood, TN
December 10, 2004